SHRINK NANOTECHNOLOGIES ANNOUNCES LANDMARK QUANTUM DOT SOLAR CONCENTRATOR PATENT APPLICATION HAS BEEN FILED IN A QUEST TO “SOLARIZE” EVERYDAY BUILDING SURFACES LIKE WINDOWS, ROOFS AND HOME SIDING

Through Exclusive License Agreement and Its Commitment to American Cleantech Innovation, Shrink Seeks to Develop and Commercialize New Solar Concentrator into the World’s First Solar Accessory Designed to Increase the Efficiency of Existing Flat Panel Solar Installations and “Dumb” Windows

CARLSBAD, CA – April 30, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB: INKN; INKND), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today that in addition to the solar concentrator application which was filed by its major California public university licensor, Shrink has filed new additional patent applications on its landmark solar concentrator technology.  Shrink has the exclusive rights to develop and commercialize products based on a patent-pending Quantum Dot Solar Concentrator technology, which enhances existing silicon-based photovoltaic (PV) systems and the ability for these systems to absorb sunlight and convert it to electricity. The core technology was invented by Shrink Scientific Advisory Board Member, Dr. Sayantani Ghosh and Shrink’s Scientific Founder Dr. Michelle Khine.

“At Shrink, we believe that over the next 100 years, as countries like China and India and even our United States grow, the world will inevitably consume every single molecule of energy that can be produced.  This includes coal, oil, natural gas and alternatives like solar, wind, tide and biofuels.  However, the tragedy unfolding off the Louisiana Gulf Coast reminds us all of the role that more clean energy could play if we could simply make solar power, as an example, more affordable without having to rely on the government as a financial partner, subsidizing “alternatives.”  We want our solar technologies and the patent applications we have recently filed to be a part of this vision – to affordably produce clean and renewable forms of energy in the US without the dependence on government hand-outs,” stated Mark L. Baum, CEO of Shrink Nanotechnologies, Inc.  “There is much to be done.”

“Quantum dot-polymer and other QD impregnated materials have the promise of increasing the efficiency and power generated from traditional solar cells.  These silicon-based systems will be optimized with additional development in order to maximize the output of legacy silicon-based PV systems.  Leveraging our exclusive rights to patent-pending technologies through our university licensors as well as the rights which we believe will be afforded to Shrink as this new patent application makes its way through the United States Patent & Trademark Office, Shrink intends to bring to market the next generation of ultra-functional non-optical solar concentrators which will be branded and marketed through a soon-to-be-announced branding and related marketing campaign,” said Mark L. Baum, CEO of Shrink Nanotechnologies, Inc.

Baum added, “We believe that with additional development and commercialization work with the partners we have brought on and those who we believe will come online soon, Shrink Solar, our new solar-specific operating unit, can successfully integrate our technologies into existing solar powered rooftop applications, residential and commercial windows and additional “low hanging fruit” applications.  Our technology does not rely on mirrors, a lens or a tracking device.  It just absorbs ambient light.  Shrink is now securing a number of development relationships and additional marketing partnerships to bring our now patent-pending systems to residential, commercial and industrial end-users.”

“The U.S. electric generation system has roughly 1,000 gigawatts (GW) of generating capacity in place. However, total solar generating capacity is a small fraction of total capacity.  Solar energy is being under-utilized to a great extent, but has tremendous potential to serve the world's energy needs given advancements in technology,” said Dr. Khine. “If every home in the U.S. had a 3 kilowatt (KW) rooftop system, more than 35% of our entire residential energy demands could be met. The opportunity to add our quantum dot solar concentrator could speed up the adoption and usage of solar energy to help lower utility costs and create energy independence.”

About Shrink Solar, LLC

Using Shrink Solar’s patent-pending nanocrystal-based technology, Shrink enhances silicon’s ability to absorb sunlight and convert it to electricity. Shrink’s non-optical systems are a first-in-class solar concentrator that can boost energy production from legacy silicon PV systems by optimizing the light for absorption by silicon. A newly formed Renewable Energy Team, comprising distinguished academic and industry collaborators, will provide dedicated management support. For more information on Shrink Solar LLC, a subsidiary of Shrink Nanotechnologies, Inc., please visit www.shrinksolar.com.

About Shrink Nanotechnologies, Inc.

Shrink is a first of its kind FIGA™ organization. FIGA companies bring together diverse contributions from leaders in the worlds of finance, industry, government and academia. Shrink’s technologies and solutions, including its diverse advanced plastic substrates, nano-devices and biotech research tools, among others, are designed to be ultra-functional and mechanically superior in the solar energy, environmental detection, stem cell research tools and biotechnology device markets. The Company’s products are based on a pre-stressed plastic called NanoShrink™, and on a patent-pending manufacturing process called the ShrinkChip Manufacturing Solution™. Shrink’s unique materials and manufacturing solution represents a new paradigm in the rapid design, low-cost fabrication and manufacture of nano-scale devices for numerous significant markets.

To learn more about Shrink Nanotechnologies, Inc. or to download the most up-to-date shareholder kit, please visit at www.shrinknano.com and www.shrinksolar.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing, secure defendable patent rights, to build and develop markets for Shrink's technologies and products and to finalize a commercial-ready solar concentrator product. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
For Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205

See also:

http://www.shrinksolar.com/blog/

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

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